McCarthy Tetrault LLP
PO Box 48, Suite 5300
Toronto-Dominion Bank Tower
Toronto ON M5K 1E6
Canada
Tel:  416-362-1812
Fax: 416-868-0673

October 6, 2023

Lithium Americas (Argentina) Corp.
900 West Hastings Street, Suite 300
Vancouver, British Columbia
Canada, V6C 1E5

Re: Amendment No. 1 to Form S-8 Registration Statement

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 Registration Statement of Lithium Americas (Argentina) Corp. (Formerly Lithium Americas Corp.) (the "Form S-8 POS"), being filed on the date hereof with the United States Securities and Exchange Commission (the "Commission"), of our opinions under the heading "Certain Canadian Federal Income Tax Considerations" and to the reference of our name under the headings "The Arrangement - Background for the Arrangement" and "Legal and Financial Matters" in the management information circular attached as exhibit 99.2 to the Form 6-K of Lithium Americas Corp. filed with the Commission on June 26, 2023. We also consent to the use of our name in the Form S-8 POS and the documents incorporated by reference.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Yours truly,

/s/ McCarthy Tétrault LLP